                                                                    EXHIBIT 99.1


VASCO Reports Second Quarter and First Six Months 2003 Results - Reflects Record Income for the Quarter and Six Month Period

Q2 2003 revenues of $6,449,000 increase 55% compared to Q2 2002; Q2 2003 net income of $721,000 compared to net losses of $1,670,000 in Q2 2002. Cash balances of $3,983,000 increase $91,000 from March 31, 2003. Backlog for firm orders to be shipped in Q3 2003 at $5.4 million.

OAKBROOK TERRACE, Ill., and BRUSSELS, Belgium, July 24, 2003 - VASCO Data Security International, Inc. (Nasdaq: VDSI) ( www.vasco.com), a global provider of security products that enable e-business and e-commerce, today announced financial results for the second quarter and six months ended June 30, 2003. Revenues for the second quarter and first six months were $6,449,000 and $12,060,000, respectively, and were 55% and 18% higher than the second quarter and first six months of 2002, respectively. Revenues were also 15% higher than first quarter 2003.

Operating income for the second quarter of 2003 was $853,000 compared with an operating loss of $1,283,000 for the second quarter of 2002. Operating income for the six months ended June 30, 2003 was $1,183,000 compared to an operating loss of $1,452,000 for the comparable period of 2002. Operating expenses for the second quarter and first six months of 2003 were $3,096,000 and $6,214,000, respectively, a decrease of 18% from $3,787,000 in the second quarter 2002 and a decrease of 20% from $7,760,000 in the first six months of 2002.

The Company reported net income for the second quarter of 2003 of $721,000 compared with a net loss of $1,670,000 for the comparable period of 2002. Net income for the first six months of 2003 was $1,202,000 compared with a net loss of $1,830,000 for the first six months of 2002. Income per basic and diluted common share was $0.01 and $0.02 for the second quarter and first six months of 2003, respectively. The Company reported a net loss per basic and diluted common share of $0.07 and $0.09 for the second quarter and first six months of 2002, respectively.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $1,343,000 and $2,181,000 for the second quarter and first six months of 2003, respectively compared with losses before these items of $1,006,000 in the second quarter and $781,000 for the first six months of 2002. The company had a cash balance at June 30, 2003 of $3,983,000 compared to $3,892,000 and $2,616,000 at
March 31, 2003 and December 31, 2002, respectively.

"The results of the second quarter of 2003, along with our recently announced sale of the VACMAN Enterprise business and the purchase of VASCO's Preferred Stock from Ubizen, demonstrate VASCO's continued execution of our business plan," said Ken Hunt, VASCO's CEO, and Chairman. "VASCO's management team was able to both deliver substantial improvement in operating results compared to prior periods and devote substantial time and effort to completing transactions that are expected to improve shareholder value over the long run. Through the first six months of 2003, we have achieved or exceeded our plan in revenue, margin, cost control and cash management. In addition, with the current status of our order backlog, which currently includes firm orders for delivery in the third quarter of $5.4 million, we are well positioned to achieve our plan for the third quarter."

"We are very pleased with the results of the second quarter," stated Jan Valcke, VASCO's President, and COO. "While the market continues to still be very cautious relative to spending on investment technology, we were able to add 160 new customers in the second quarter. For the first six months, we have now added a total of 330 new customers. Even though new customers often start with small orders, they will be an important source of revenue in the future as they learn more about the benefits of strong user authentication and the ease with which our product can be deployed and used. Overall, our order activity also remained strong throughout the second quarter. The backlog of firm orders to be shipped in third quarter, which is traditionally the weakest quarter of the year due to the holidays in Europe, is stronger for our core products than it was at the beginning of the second quarter, for orders to be delivered in the second quarter. While the absolute value of the backlog between the two quarters is comparable, the backlog entering the second quarter included revenues for the VACMAN Enterprise."

Cliff Bown, Executive Vice President and CFO added, "Our balance sheet continued to strengthen during the second quarter as our working capital increased by approximately $885,000 from the first quarter of 2003. Within the components of working capital, our cash balances continued to benefit from our reduction of Days Sales Outstanding (DSO) in net accounts receivable. During the second quarter, we were able to reduce our DSO to 60 days from 68 days at the end of the first quarter. While the cash balances did not change significantly from the end of the first quarter, we were able to increase our inventory position without a commensurate increase in our payables. Further, our deferred revenue related to monies received in prior quarters under the just-in-time delivery program decreased significantly."


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                     VASCO DATA SECURITY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                     THREE MONTHS ENDED               SIX MONTHS ENDED
                                                          JUNE 30                         JUNE 30
                                                ----------------------------    ----------------------------
                                                    2002            2003            2002            2003
                                                ------------    ------------    ------------    ------------
Net revenues                                    $  4,150,000    $  6,449,000    $ 10,183,000    $ 12,060,000

Cost of goods sold                                 1,646,000       2,500,000       3,875,000       4,663,000
                                                ------------    ------------    ------------    ------------
Gross profit                                       2,504,000       3,949,000       6,308,000       7,397,000

Operating costs:
   Sales and marketing                             2,047,000       1,420,000       4,205,000       3,011,000
   Research and development                          920,000         794,000       1,578,000       1,529,000
   General and administrative                        911,000         876,000       1,940,000       1,666,000
   Non-cash compensation (recovery)                  (91,000)          6,000          37,000           8,000
                                                ------------    ------------    ------------    ------------
      Total operating costs                        3,787,000       3,096,000       7,760,000       6,214,000
                                                ------------    ------------    ------------    ------------
Operating income (loss)                           (1,283,000)        853,000      (1,452,000)      1,183,000

Interest expense, net                               (152,000)        (48,000)       (193,000)        (97,000)
Other income (expense), net                          (95,000)        180,000         (45,000)        380,000
                                                ------------    ------------    ------------    ------------
Income (loss) before income taxes                 (1,530,000)        985,000      (1,690,000)      1,466,000
Provision for income taxes                           140,000         264,000         140,000         264,000
                                                ------------    ------------    ------------    ------------
Net income (loss)                               $ (1,670,000)   $    721,000    $ (1,830,000)   $  1,202,000

Preferred stock accretion                           (291,000)       (291,000)       (582,000)       (582,000)
                                                ------------    ------------    ------------    ------------
Net income (loss) available to common
shareholders                                    $ (1,961,000)   $    430,000    $ (2,412,000)   $    620,000
                                                ============    ============    ============    ============
Basic and diluted net income (loss) per
  common share                                  $      (0.07)   $       0.01    $      (0.09)   $       0.02
                                                ============    ============    ============    ============
Weighted average common shares
  outstanding                                     28,346,000      28,437,000      28,305,000      28,420,000
                                                ============    ============    ============    ============

                     VASCO DATA SECURITY INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                           December 31,      June 30,
                                                               2002            2003
                                                           ------------    ------------
                                                            (Audited)       (Unaudited)
ASSETS
CURRENT ASSETS:
   Cash                                                    $  2,616,000    $  3,983,000
   Accounts receivable, net of                                2,881,000       4,228,000
     allowance for doubtful accounts
   Inventories, net                                           1,579,000       1,653,000
   Prepaid expenses                                             407,000         336,000
   Other current assets                                         120,000         356,000
                                                           ------------    ------------
      Total current assets                                    7,603,000      10,556,000
Property and equipment
   Furniture and fixtures                                     1,514,000       1,877,000
   Office equipment                                           2,537,000       2,425,000
                                                           ------------    ------------
                                                              4,051,000       4,302,000
   Accumulated depreciation                                  (2,763,000)     (3,300,000)
                                                           ------------    ------------
                                                              1,288,000       1,002,000
Intangible assets, net                                        1,911,000       1,632,000
Goodwill, net                                                   250,000         250,000
Other assets                                                     81,000          82,000
                                                           ------------    ------------
Total assets                                               $ 11,133,000    $ 13,522,000
                                                           ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current maturities of long-term debt                    $  3,590,000    $  3,472,000
   Accounts payable                                           1,851,000       2,512,000
   Deferred revenue                                             720,000       1,298,000
   Other accrued expenses                                     2,130,000       2,320,000
                                                           ------------    ------------
      Total current liabilities                               8,291,000       9,602,000

Long-term debt, less current maturities                          32,000          38,000

STOCKHOLDERS' EQUITY :
   Series C Convertible Preferred Stock                       9,108,000       9,690,000
   Common stock                                                  28,000          28,000
   Additional paid-in capital                                36,763,000      36,190,000
   Accumulated deficit                                      (42,608,000)    (41,406,000)
   Accumulated other comprehensive income (loss) -
     cumulative translation adjustment                         (481,000)       (620,000)
                                                           ------------    ------------
Total stockholders' equity                                    2,810,000       3,882,000
                                                           ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 11,133,000    $ 13,522,000
                                                           ============    ============

Reconciliation of EBITDA to net income (loss):


                                           THREE MONTHS ENDED (UNAUDITED),         SIX MONTHS ENDED (UNAUDITED),
                                          ---------------------------------      ---------------------------------
                                          JUNE 30, 2002       JUNE 30, 2003      JUNE 30, 2002       JUNE 30, 2003
                                          -------------       -------------      -------------       -------------
EBITDA                                     $(1,006,000)        $ 1,343,000        $  (781,000)        $ 2,181,000

Interest expense, net                          152,000              48,000            193,000              97,000
Provision for income taxes                     140,000             264,000            140,000             264,000
Depreciation and amortization                  372,000             310,000            716,000             618,000
                                           -----------         -----------        -----------         -----------
Net income (loss)                          $(1,670,000)        $   721,000        $(1,830,000)        $ 1,202,000
                                           ===========         ===========        ===========         ===========

Highlights of the Quarter:

- VASCO wins 160 new customers in Q2 2003

        o        18 banks

        o        142 corporates

- VASCO sells its 10 millionth Digipass;

-        John R. Walter joins VASCO's Board of Directors;

- VASCO launches 4 new products:

        -        Digipass 260

        -        Digipass 560

        -        Digipass for Windows 4.0

        -        VACMAN Server for Radius 6.0.4


Please join us during our upcoming conference call on July 24, 2003, at 10:00 a.m. EST - 16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO's Results for the Second Quarter and First Six Months of 2003.

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: +1 800 475 2151

International: +1 973 582 2710

And mention access code: VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.


ABOUT VASCO: VASCO designs, develops, markets and supports patented "Identity Authentication" products for e-business and e-commerce. VASCO's Identity Authentication software is delivered via its Digipass security products, small "calculator" hardware devices carried by an end user, or in a software format on mobile phones, other portable devices, and PCs. For user access control, VASCO's VACMAN products guarantee that only designated Digipass users get access to the application. VASCO's target markets are the applications and their several hundred million users that utilize fixed passwords as security. VASCO's time-based system generates a "one-time" password that changes with every use, and is virtually impossible to hack, or break. With 10 million Digipass products sold and ordered, VASCO has established itself as a world-leader for strong Identity Authentication with 200 international financial institutions, approximately 1000 blue-chip corporations, and governments representing more than 50 countries.

Forward Looking Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

Reference is made to the Company's public filings with the US Securities and Exchange Commission for further information regarding the Company and its operations.

More information is available at www.vasco.com.

For more information contact:

Media: Jochem Binst: +32 2 456 9810, JBINST@VASCO.COM

Investor Relations: Tony Schor, President, Investor Awareness, Inc.:
847-945-2222, TONYSCHOR@INVESTORAWARENESS.COM